Exhibit (j)(2)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Financial Highlights” in Post-Effective Amendment No. 33 under the Securities Act of 1933 and Amendment No. 37 under the Investment Company Act of 1940 in the Registration Statement (Form N-1A No. 333-61366 and 811-10385) and related Prospectus and Statement of Additional Information of Pacific Funds, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

June 24, 2004